EXHIBIT 99.1
                                                                   ------------

                                     NEWS RELEASE
TBC CORPORATION
                                       Release:         June 5, 2000
                                       Contact:         Ronald E. McCollough
                                                        Executive Vice President

4770 HICKORY HILL ROAD 38141 * BOX 18342 MEMPHIS, TENNESSEE 38181-0342 * PHONE 901/363-8030 * FAX 901/541-3639

                  TBC AGREES TO ACQUIRE NATION'S FIFTH LARGEST
                            INDEPENDENT TIRE RETAILER
                                   ----------
             PURCHASE OF TIRE KINGDOM WILL EXPAND MARKETING CHANNELS
                     TO INCLUDE COMPANY-OWNED RETAIL CENTERS

MEMPHIS, Tenn. (June 5, 2000) - TBC Corporation (Nasdaq/NM: TBCC) today announced that it has signed a definitive agreement to acquire Tire Kingdom, Inc., a privately-owned independent tire retailer which operates 148 retail centers in the Southeast, for $45 million in an all-cash transaction. The transaction, which will close later today, is being financed primarily through bank borrowings. In a related development, TBC's credit facility has been increased from $100 million to $133 million through a syndicate of banks headed by The Chase Manhattan Bank, N.A. Tire Kingdom, based in Riveria Beach, Florida, generated annual sales in 1999 of $224.0 million. TBC reported net sales for 1999 of $743.1 million.

   Larry Day, President and Chief Executive Officer of TBC, remarked, "The purchase of Tire Kingdom offers TBC an exceptional opportunity to expand the marketing channels for our proprietary tire brands. The replacement tire market has been consolidating at an accelerating pace in recent years, and we believe it is imperative to use our strong capital base to integrate forward through attractive strategic acquisitions. Big O Tires, which we acquired in 1996, has contributed very favorably to our growth; and the Carroll Tire distribution operations that we purchased in 1998 provided significant impetus to our increased earnings in 1999. Tire Kingdom is a profitable business that ranks as the nation's fifth largest independent tire retailer and commands a prominent share in most of the markets in which it competes.

   "We expect this acquisition, which will be accounted for as a purchase transaction, to be accretive to TBC's earnings per share for 2001. The majority of the anticipated synergies from combining Tire Kingdom with TBC relate to procurement savings and cost reductions that we believe are readily identifiable. An important focus for us over the balance of 2000 will be realizing these synergies as quickly as possible. We also expect to benefit from the planned growth of Tire Kingdom which has considerable opportunities to open additional locations in markets it currently serves as well as to expand its geographic coverage. We plan to move expeditiously to realize this expansion potential."

TBC To Acquire Tire Kingdom
Page 2

June 5, 2000



   Founded in 1972, Tire Kingdom operates 148 retail tire centers and a specialty wholesale tire distribution business. The company markets a broad selection of high-quality tires under both nationally advertised and private brands. Tire Kingdom's retail centers provide full-service tire replacement including tire balancing, wheel alignment, extended service programs and warranties. The centers also offer under-car maintenance service including brake repairs, suspension system replacement, drive line repair and oil change service. Sales of replacement tires currently account for approximately three fourths of the volume generated from its retail centers. Of the company's retail centers, 144 are located in Florida, and the other 4 centers are in North Carolina.

   TBC Corporation is one of the nation's largest marketers and distributors of tires for the automotive replacement market.

   This release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially, including but not limited to, the degree of competition in the replacement tire industry, changes in consumer spending on automobiles and replacement automotive products and the Company's ability to continue to obtain products in sufficient quantity and at competitive prices. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

                                 Facts In Brief
                        (TBC Acquisition of Tire Kingdom)

Acquisition Strategy:

   |X| The acquisition of Tire Kingdom expands TBC's marketing channels to include the direct retailing of tires and related undercar services to the consumer. Although TBC owns the Big O Tire operation, all but 12 of the 457 Big O locations are operated as franchised retail centers.

   |X| Ownership of Tire Kingdom will provide TBC a successful, well-established retail platform that can be used to strengthen the link between the Company and consumers. TBC currently has a strong presence among wholesalers and retailers, which it will continue to solidify.

   |X| The addition of Tire Kingdom's volume of private branded tires is expected to increase TBC's procurement strength significantly. TBC also believes that there will be other meaningful operating synergies from a combination of the two organizations. Total annual savings of more than $4 million from increased purchasing strength and operating cost savings are expected once the two organizations are fully assimilated.

Transaction Structure:

   |X|      TBC has  agreed  to  acquire  the  stock of TKI  Holdings,  Inc.,  a
            privately  owned  holding  company  that  owns  Tire  Kingdom.   The
            transaction will be accounted for as a purchase.

   |X| The purchase price is $45 million in an all-cash transaction. Approximately $27 million in goodwill is expected to be recorded related to the acquisition.

   |X| The terms of the transaction are based on a valuation of approximately 9.0 times 1999 EBITDA for Tire Kingdom. The acquisition is expected to be accretive to the Company's operating income immediately, including allocated interest expense but excluding amortization of goodwill and other intangibles related to the acquisition. The acquired operations are expected to be accretive to the earnings per share of TBC Corporation for 2001.

   |X| The transaction is being financed principally through bank borrowings. In a related development, the Company 's credit facility has been increased from $100 million to $133 million through a syndicate of banks headed by The Chase Manhattan Bank, N.A.

TBC/Tire Kingdom Facts
Page 2

June 5, 2000


   |X| TBC's pro forma earnings for 1999 were $0.95 per share, assuming the completion of the acquisition of Tire Kingdom on January 1, 1999, realization of the expected synergies from the assimilation of Tire Kingdom, amortization of related goodwill and allocation of interest expense. The pro forma figure is unchanged from the Company's historical earnings of $0.95 per share excluding an after-tax charge of $0.13 per share, related to the write-off of a note receivable that had been the subject of litigation since 1989, and an after-tax net gain of $0.03 per share related to the sale of a distribution facility and the costs of relocating to four new distribution centers.

About Tire Kingdom:

   |X| Tire Kingdom is the leading independent tire retailer in Florida and the fifth largest in the United States. The company owns and operates 148 stores in leased locations. All but four of the stores, which are in Charlotte, NC, are located in Florida.

   |X|      Tire  Kingdom   retails  and   wholesales   a  broad   selection  of
            high-quality brand name and private label tires at competitive prices. Approximately 25% of the tires marketed by Tire Kingdom in 1999 were nationally advertised "flag" brands, and the remainder were private label tires and other manufacturers' brands. The company's retail locations provide undercar maintenance related to tire replacement, including wheel balancing, wheel alignment, extended service programs and warranties, brake servicing, suspension system replacement, drive line repair and oil change service.

   |X| Tire Kingdom's revenues in 1999 totaled $224.0 million. Approximately $192 million of this volume was generated through the company's retail stores, and the balance was contributed by specialty wholesale tire marketing activities.

   |X| Tire Kingdom operates two primary distribution centers in Florida, Riviera Beach and Orlando, that total 205,000 square feet in size. The company is headquartered in Riviera Beach.

   |X| Virtually all of the Tire Kingdom stores are located in prime retail sites. Sales per store averaged $1.3 million in 1999. Current capacity in terms of service bays is believed to be sufficient to substantially increase sales per store over the next few years.

   |X| Tire Kingdom believes that there is the current potential to open 40 to 60 additional stores within Florida and contiguous states. This expansion should require only a minimal additional investment in corporate infrastructure.

   |X| Tire Kingdom has approximately 1,600 employees. The company was started in 1972, and ownership since 1993 has been controlled by financial investors.

TBC/Tire Kingdom Facts
Page 3

June 5, 2000


About TBC:

   |X| TBC is one of the nation's largest independent marketers and distributors of private brand tires for the automotive replacement market.

   |X| The Company markets tires in its wholesale distribution operations under three proprietary brands, Multi-Mile, Cordovan and Sigma. The Company also controls the Big O brand which is marketed through its Big O Tire subsidiary. These four brands collectively rank TBC as the fifth largest factor in the passenger replacement tire market with an approximate 7% share. TBC's brands position the Company with nearly an 11% share of the light-truck tire sector, that encompasses the increasingly popular SUV category.

   |X| The Company's Big O network encompasses 457 stores in 20 states and 38 associate dealers in Canada.

   |X| The Big O brand has ranked nationally as the top tire brand in overall customer satisfaction in three of the past five years as reported by J.D. Power and Associates.

   |X| TBC operates distribution centers in Memphis, TN and Fayetteville, NC for its core wholesale operations with a total of 1.6 million square feet. The Company operates 18 centers through its Carroll's network in the Southeast, and its Big O operations have 6 distribution centers.

   |X| TBC sources its tires through a broad, global array of suppliers. The majority of the Company's tires are manufactured by its long-time suppliers, the Kelly Springfield division of Goodyear Tire & Rubber Company and Cooper Tire & Rubber.

   |X| TBC achieved record net sales of $743.1 million in 1999, up 15% over 1998. The Company also recorded a new annual high in earnings per share.

   |X|      TBC has completed three previous acquisitions as follows:

                 o    Northern States Tire, Inc. (Lebanon, NH) - September 1995
                 o    Big O Tires, Inc. (Denver, CO) - July 1996
                 o    Carroll's, Inc. (Atlanta, GA) - November 1998

   |X| TBC currently has approximately 900 employees on a consolidated basis.

TBC/Tire Kingdom Facts
Page 4

June 5, 2000


 About the Replacement Tire Industry:

   |X| An estimated 226 million tires were marketed in the U.S. replacement tire industry in 1999. Demand for replacement tires has increased each year for more than three decades, driven principally by a steady rise in the total number of vehicles in service and the consistency in average miles driven annually by U.S. motorists.

   |X| Shipments of replacement automotive tires grew 15%, or 25.3 million units, from 1995 to 1999.

   |X|      Over  80% of  the worldwide  capacity  for  manufacturing  tires  is controlled by six, major international companies. A major consolidation at the manufacturing level occurred during the 1990s.

   |X| Independent tire dealers have consistently accounted for the majority of tire sales in the replacement market. They in fact increased their share of the replacement passenger tire segment from 54% in 1990 to 60% in 1999. These independent dealers benefit from convenient locations, established goodwill among consumers and the characteristic of the purchase of a set of replacement tires as a dealer-assisted transaction.

   |X| TBC consistently ranks high in national surveys of the qualities that independent tire dealers seek such as product availability, line coverage, competitive prices and territory protection.

This document may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially, including but not limited to, the degree of competition in the replacement tire industry, changes in consumer spending on automobiles and replacement automotive products and the Company's ability to continue to obtain products in sufficient quantity and at competitive prices. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

                                 TBC CORPORATION

                                       AND

                               TIRE KINGDOM, INC.










                         PRO FORMA FINANCIAL STATEMENTS

                                      1999





This document may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially, including but not limited to, the degree of competition in the replacement tire industry, changes in consumer spending on automobiles and replacement automotive products and the Company's ability to continue to obtain products in sufficient quantity and at competitive prices. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

                     TBC CORPORATION AND TIRE KINGDOM, INC.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

         The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1999, and the pro forma consolidated statement of income for the year then ended give effect to TBC's acquisition of Tire Kingdom, Inc., accounted for as a purchase. This pro forma information is based on the historical consolidated financial statements of TBC and its subsidiaries and Tire Kingdom under the assumptions and adjustments set forth in the accompanying notes. The 1999 historical income statement for TBC excludes an after-tax charge of $2.8 million, or $0.13 per share, related to the write-off of a note receivable that had been the subject of litigation since 1989, and an after-tax net gain of $700,000, or $0.03 per share, related to the sale of a distribution facility and the costs of relocating to four new distribution centers.

         The unaudited pro forma consolidated financial statements have been prepared by the management of TBC, assuming a purchase price of $45.0 million and the payment of certain liabilities of Tire Kingdom. The pro forma consolidated financial statements, which include results of operations as if the acquisition had been consummated on January 1, 1999, do not reflect transaction expenses expected to be incurred or any anticipated cost savings except as noted in the accompanying notes. As a result, the pro forma consolidated financial statements may not be indicative of the financial condition or results of operations that actually would have existed or occurred had the acquisition been in effect during the period presented or which may be attained in the future. Actual performance will differ, and the differences may be material. The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of TBC and Tire Kingdom.

         Earnings per share have been computed by dividing net income by the weighted average number of common shares and equivalents outstanding. The weighted average number of common shares outstanding were 21,177,000 for the year ended December 31, 1999. Common share equivalents, representing shares issuable upon assumed exercise of stock options, totaled 12,000. The weighted average number of common shares and equivalents outstanding were 21,189,000.

                     TBC CORPORATION AND TIRE KINGDOM, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1999

                                 (In thousands)

                                   (Unaudited)


                                     ASSETS

                                                                                                      Pro Forma
                                                                         Tire        ---------------------------------------------
                                                          TBC          Kingdom,       Purchase
                                                      Corporation         Inc.         Price
                                                      (Historical)   (Historical)    Allocation    Reclassifications  Consolidated
                                                      ------------   ------------    ----------    -----------------  ------------
CURRENT ASSETS:

   Cash and cash equivalents ....................        $  1,273        $    76      $       --          $  --           $  1,349

   Accounts and notes receivable,
      net of allowance ..........................          85,302         12,733              --             --             98,035

   Inventories ..................................         138,054         30,433              --             --            168,487

   Refundable federal and state
      income taxes ..............................           3,306           --                --             (152)           3,154

   Deferred income taxes ........................           6,079          3,370              --             --              9,449

   Other current assets .........................          15,553          1,242              --             --             16,795
                                                         --------        -------      ------------        -------         --------


       Total current assets .....................         249,567         47,854              --             (152)         297,269
                                                         --------        -------      ------------        -------         --------


PROPERTY, PLANT AND
    EQUIPMENT - NET .............................          45,314         10,956              --             --             56,270

DEFERRED INCOME TAXES ...........................            --            2,408              --           (2,408)            --

TRADEMARKS AND
  GOODWILL, NET .................................          34,455         14,351            13,296 (A)       --             62,102

OTHER ASSETS ....................................          19,037          1,588               400 (B)       --             21,025
                                                         --------        -------      ------------        -------         --------



TOTAL ASSETS ....................................        $348,373        $77,157      $     13,696        $(2,560)        $436,666
                                                         ========        =======      ============        =======         ========



                               See accompanying  notes to pro forma consolidated financial statements.

                                                               -12-

                     TBC CORPORATION AND TIRE KINGDOM, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1999

                                 (In thousands)

                                   (Unaudited)


                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                                      Pro Forma
                                                                         Tire        ---------------------------------------------
                                                          TBC          Kingdom,       Purchase
                                                      Corporation         Inc.         Price
                                                      (Historical)   (Historical)    Allocation    Reclassifications  Consolidated
                                                      ------------   ------------    ----------    -----------------  ------------

CURRENT LIABILITIES:

   Outstanding checks, net ......................      $  5,170      $  --        $   --                 $  --             $ 5,170

   Notes payable to banks .......................        63,762          710        33,035  (C)             --              97,507

   Current portion of long-term debt
      and capital lease obligations .............         6,514          403          --                    --               6,917

   Accounts payable, trade ......................        40,417       29,012        12,000  (D)             --              81,429

   Federal and state income
      taxes payable .............................          --            152          --                  (152)               --

   Other current liabilities ....................        20,035       11,319          --                    --              31,354
                                                        -------      -------      --------               -------          --------

       Total current liabilities ................       135,898       41,596        45,035                (152)            222,377
                                                        -------      -------      --------               -------          --------


LONG-TERM DEBT AND CAPITAL
   LEASE OBLIGATIONS, LESS
   CURRENT PORTION ..............................        47,000        3,332        (2,870) (E)            --               47,462

NONCURRENT LIABILITIES AND
   DEFERRED REVENUE .............................         1,420        3,760          --                   --                5,180

DEFERRED INCOME TAXES ...........................         7,673         --            --                (2,408)              5,265


STOCKHOLDERS' EQUITY:

   Common stock .................................         2,118            1            (1)                --                2,118

   Additional paid-in capital ...................         9,639       27,524       (27,524)                --                9,639

   Retained earnings ............................       144,625          944          (944)                --              144,625
                                                        -------      --------       -------             --------           -------

         Total stockholders' equity .............       156,382       28,469       (28,469)                --              156,382
                                                        -------      --------       -------             --------           -------


TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY .........................      $348,373      $77,157      $ 13,696             $(2,560)           $436,666
                                                        =======      ========       =======             ========           =======




                               See accompanying  notes to pro forma consolidated financial statements.

                                                                -13-

                     TBC CORPORATION AND TIRE KINGDOM, INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (In thousands, except per share amounts)

                                   (Unaudited)


                                                                 TBC           Tire
                                                            Corporation      Kingdom,               Pro Forma
                                                             (Adjusted          Inc.       -------------------------
                                                             Historical)   (Historical)    Adjustments  Consolidated
                                                            -------------   ------------   -----------  ------------
                                                                 (F)
NET SALES ................................................     $ 743,050      $ 223,928     $    --        $ 966,978
                                                               ---------     ---------      ---------      ---------


COSTS AND EXPENSES:

      Cost of sales ......................................       613,425        125,707        (2,800) (I)   736,332

      Distribution, selling and administrative (G) .......        91,194         96,497           422  (J)   188,113

      Interest expense ...................................         7,676            484  (H)    2,762  (K)    10,922

      Other (income) expense - net .......................        (1,840)           642  (H)     (516) (L)    (1,714)
                                                                ---------      ---------      ---------      ---------


           Total costs and expenses ......................       710,455        223,330          (132)       933,653
                                                                ---------     ---------      ---------      ---------

INCOME BEFORE INCOME TAXES ...............................        32,595            598           132         33,325

PROVISION FOR INCOME TAXES ...............................        12,536            294           428         13,258
                                                                ---------     ---------      ---------      ---------



NET INCOME ...............................................     $  20,059      $     304     $    (296)     $  20,067
                                                                =========     =========      =========      =========


EARNINGS PER SHARE -
      Basic and diluted                                        $     .95                                   $     .95
                                                               ==========                                  ==========








                               See accompanying  notes to pro forma consolidated financial statements.

                                                                -14-

                     TBC CORPORATION AND TIRE KINGDOM, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

Balance Sheet
-------------

(A)     Estimated net increase  in goodwill  and/or  other  intangible   assets.
        Estimated   intangibles   acquired   of  $27,647,000  less   $14,351,000
        previously on the books of Tire Kingdom.

(B)     Estimated finance charges incurred to facilitate the acquisition.

(C)     Estimated additional borrowings required to finance the acquisition.

(D) Financing in the form of extended terms on trade payables with suppliers.

(E) Repayment of notes payable to Tire Kingdom stockholders at the time of closing.

Statement of Income
-------------------

(F) The 1999 historical income statement for TBC excludes an after-tax charge of $2.8 million, or $0.13 per share, related to the write-off of a note receivable that had been the subject of litigation since 1989, and an after-tax net gain of $700,000, or $0.03 per share, related to the sale of a distribution facility and the costs of relocating to four new distribution centers.

(G)      Distribution,   selling  and   administrative   expenses   include  the
         provisions for doubtful accounts and notes.

(H) Interest expense and net other income/expense for Tire Kingdom reflect the reclassification of interest income, which was previously netted against interest expense.

(I) Pro forma adjustments to cost of sales include benefits from the combined purchasing strength of TBC Corporation and Tire Kingdom.

(J) Pro forma adjustments to distribution, selling and administrative expenses include additional amortization of intangibles of $947,000, the elimination of a one-time adjustment by Tire Kingdom of $675,000, and net savings of $1.2 million associated with the administration of the combined companies.

(K) Pro forma adjustments to interest expense include interest on the additional borrowings to finance the acquisition, additional fees on TBC's short-term and long-term borrowing agreements, higher interest rates on TBC's actual 1999 borrowings, and the elimination of interest to Tire Kingdom stockholders related to the extinguishment of related debt.

(L) Pro forma adjustments to other income/expense represent the elimination of certain non-recurring items recorded by Tire Kingdom, including a provision for restructuring.